Exhibit 1
JOINT FILING AGREEMENT
     The undersigned, Temasek Holdings (Private) Limited, Fullerton Management Pte Ltd, Fullerton Financial Holdings Pte. Ltd. and Allamanda Investments Pte Ltd, hereby agree and acknowledge that the information required by this Schedule 13G/A, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements hereto shall also be filed on behalf of each of them.

Dated: February 11, 2008	TEMASEK HOLDINGS (PRIVATE) LIMITED
	By:	/s/ Lena Chia Yue Joo
		Name:	Lena Chia Yue Joo
		Title:	Managing Director, Legal & Regulations

Dated: February 11, 2008	FULLERTON MANAGEMENT PTE LTD
	By:	/s/ Lena Chia Yue Joo
		Name:	Lena Chia Yue Joo
		Title:	Director

Dated: February 11, 2008	FULLERTON FINANCIAL HOLDINGS PTE. LTD.
	By:	/s/ Vijay Parekh
		Name:	Vijay Parekh
		Title:	Director

Dated: February 11, 2008	ALLAMANDA INVESTMENTS PTE LTD
	By:	/s/ Ashraf Ramtoola
		Name:	Ashraf Ramtoola
		Title:	Director